Exhibit 10.28

SHAREHOLDERS’ AGREEMENT

DATE: 22 June, 2004

PARTIES:

(1)                                  David Beckham (“Mr Beckham”);

(2)                                  Victoria Beckham (“Mrs Beckham”); and

(3)                                  19 Merchandising Limited (Company No. 3695399 ) whose registered office is at 33 Ransomes Dock, 35-37 Parkgate Road, London SW11 4NP (“19”); and

(4)                                  Beckham Brand Limited (Company No. 5133956) whose registered office is at 33 Ransomes Dock, 35-37 Parkgate Road, London SW11 4NP (“the Company”).

RECITALS:

(A)                              The Company is a private limited company registered in England and has an authorised share capital of £1,000 divided into 1,000 ordinary shares of nominal value of £l.00 each of which 2 Shares have been issued and are registered in the name of 19.

(B)                                On Completion 19 shall pass the Written Resolution under which the 2 issued Shares registered in the name of 19 and 331 of the authorised but unissued Shares in the capital of the Company will be redesignated as B Shares and 667 of the authorised but unissued Shares will be redesignated as A Shares.

(C)                                On Completion, Mr Beckham, Mrs Beckham and 19 shall each subscribe for Shares so that immediately following Completion they shall each hold the number of Shares set out opposite their names in Schedule 3.

(D)                               The parties have agreed to participate with each other in respect of the Company with the intention that they will identify Potential Projects which may, subject to the terms of this Agreement, be carried out and exploited by the Company with the assistance of the parties.

(E)                                 The parties have agreed to enter into this Agreement to regulate their relationship with each other and certain aspects of the affairs of and their dealings with the Company.

OPERATIVE PROVISIONS:

1.                                      Definitions and Interpretations

1.1                                 In this Agreement (which includes the Schedules) the following expressions have the following meanings unless the context requires otherwise:

“agreed form” means in the form previously agreed by or on behalf of the parties to this Agreement;

“Agreed Project” means:

(a)                                  the development and exploitation of a range of perfume/fragrance products;

(b)                                 the development and exploitation of a range of diamond jewellery;

(c)                                  the development of the “Beckham Academy” soccer schools; and

(d)                                 any Potential Project which is approved by the Directors pursuant to Clause 4;

“the Articles” means the new articles of association of the Company to be adopted by the Company on completion and as amended from time to time. Any reference to “an Article” shall mean an article in the Articles;

“A Director” means any Director appointed by an A Shareholder in accordance with this Agreement and the Articles;

“A Shareholder” means the holder for the time being of any A Shares;

“A Shares” means the A ordinary shares of £1.00 each in the capital of the Company from time to time;

“the Auditors” means the Company’s auditors from time to time;

“B Director” means a Director appointed by the B Shareholders in accordance with this Agreement and the Articles;

“Board” means the board of Directors of the Company from time to time;

“B Shareholder” means the holder for the time being of any B Shares;

“B Shares” means the B ordinary shares of £1.00 each in the capital of the Company from time to time;

“the Business” means the business of developing and exploiting the Agreed Projects and, subject to the provisions of this Agreement, such other activities as the parties may from time to time agree;

“Business Day” means a day other than a Saturday or Sunday on which clearing banks are open for business in the City of London;

“Completion” means completion of the performance by the parties of their respective obligations set out in Clause 3;

“Completion Board Meeting Minutes” means the draft minutes of the meeting of the Board to take place on Completion in accordance with Clause 3.2 in the agreed form;

“DB Services” shall have the meaning given to that phrase in Paragraph 1 of Schedule 5;

“DB Intellectual Property Rights” shall have the meaning given to that phrase in Paragraph 8 of Schedule 5;

“Encumbrance” means any claim, charge, mortgage, pledge, trust, security, lien, option, equity, power of sale, hypothecation or other third party rights, retention of title, right of pre-emption, right of first refusal or any other security interest of any kind;

“Exclusive Period” means a period commencing on the date of this Agreement and continuing until terminated by either (i) at least 6 months notice in writing given by the A Shareholders to the B Shareholder provided that no such notice will be effective to terminate the Exclusive Period earlier than the date 3 years after the date of this Agreement; or (ii) notice in writing given by the A Shareholders to the B Shareholder within 30 days after the A Shareholders become aware of the fact that Simon Fuller is no longer actively involved in the supervision of Agreed Projects on behalf of 19 nor any of its Permitted Transferees (which supervision may for the purposes of this definition include, without limitation, providing supervision as a manager, director, consultant or otherwise to 19 or any of its Permitted Transferees);

“Fair Value” shall have the meaning given to that phrase in Clause 12.3;

“Group” means the Company and any of its subsidiaries from time to time;

“the Intellectual Property Rights” means patents, copyright works, databases, including, without limitation, rights of extraction from such databases, design rights, designs, logos, semiconductor topography rights, trade secrets, trade marks, service marks, utility models, mask works, trade and business names (including domain names and e-mail address names and including rights in any get-up or trade dress) know-how, inventions, whether registered or unregistered and all other similar proprietary rights which may subsist now or in the future and existing anywhere in the world together with all renewals, extensions and revivals thereof;

“Lease Arrangement” means any lease, licence, hire purchase, credit sale, conditional sale or similar agreement or arrangement;

“Option” shall have the meaning given to that phrase in Clause 12.1;

“Option Notice” shall have the meaning given to that phrase in Clause 12.1;

“Option Period” means (i) if at any time before the date 10 years after the date of this Agreement Simon Fuller shall no longer be actively involved in the supervision of Agreed Projects on behalf of 19 or any of its Permitted Transferees (which supervision may for the purposes of this definition include, without limitation, providing supervision as a manager, director, consultant or otherwise to 19 or any of its Permitted Transferees) then the 12 month period commencing on the first date the A Shareholders become aware he is no longer so actively involved and the date one year after such date; and (ii) if the Option is not exercised within the aforementioned period, the 12 month period commencing on the date 10 years after the date of this Agreement and ending on the date 11 years after the date of this Agreement;

“Option Shares” shall have the meaning given to that phrase in Clause 12.1;

“Permitted Transfer” shall have the meaning given in the Articles;

“Permitted Transferee” shall have the meaning given in the Articles;

“Potential Project” means a project to develop and exploit a range of merchandise, products, services or skills under a brand name that (save in relation to the “Beckham Academy” or as otherwise agreed) does not include the name “Beckham”;

“Price” shall have the meaning given to that phrase in Clause 12.3;

“the Shares” means all or any of the shares in the share capital of the Company of whatever class from time to time;

“the Shareholders” means all those persons registered as the holders of shares in the Company’s register of members from time to time; and

“VB Services” shall have the meaning given to that phrase in Paragraph 1 of Schedule 6;

“VB Intellectual Property Rights” shall have the meaning given to that phrase in Paragraph 8 of Schedule 6;

“the Written Resolution” means the written resolution of the sole member of the Company in the agreed form to be executed on Completion to redesignate the Company’s ordinary shares as A and B Shares and to adopt a new memorandum and Articles.

1.2                                 Reference to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended or re-enacted.

1.3                                 Words importing the singular include the plural, words importing any gender include every gender, and words importing persons include bodies corporate and unincorporate and (in each case) vice versa.

1.4                                 All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally unless otherwise specified.

1.5                                 Unless otherwise expressly stated references to clauses and schedules are references to clauses and schedules of this Agreement.

1.6                                 References to persons shall include any individual, any form of body corporate, unincorporated association, firm, partnership, joint venture, consortium, association, organisation or trust (in each case whether or not having a separate legal personality).

1.7                                 The headings shall not affect the interpretation of this Agreement.

2.                                      Subscriptions for Shares

2.1                                 In consideration for the payment of £333 by Mr Beckham to the Company, Mr Beckham hereby subscribes for 333 A Shares subject to the Articles and the terms and conditions of this Agreement.

2.2                                 In consideration for the payment of £333 by Mrs Beckham to the Company, Mrs Beckham hereby subscribes for 333 A Shares subject to the Articles and the terms and conditions of this Agreement.

2.3                                 In consideration for the payment of £331 by 19 to the Company, 19 hereby subscribes for 331 B Shares subject to the Articles and the terms and conditions of this Agreement.

2.4                                 19 hereby waives all rights of pre-emption which may exist in relation to the subscriptions for Shares referred to in Clauses 2.1 to 2.3, whether under the Articles or otherwise.

3.                                      Completion

3.1                                 Completion shall take place at the registered office of the Company on the day on which this Agreement is executed (or such later date as may be agreed in writing between the parties) when the matters listed in Clause 3.2 shall be transacted and completed by the parties.

3.2                                 On Completion:

3.2.1                        Mr. Beckham shall:

(a)                                  deliver to Mrs. Beckham, 19 and the Company counterparts of this Agreement duly executed by him;

(b)                                 deliver to the Company a cheque in the sum of £333, being the amount payable by him for the subscription of Shares referred to in Clause 2,1;

3.2.2                        Mrs Beckham shall:

(a)                                  deliver to Mr Beckham, 19 and the Company counterparts of this Agreement duly executed by her;

(b)                                 deliver to the Company a cheque in the sum of £333, being the amount payable by her for the subscription of Shares referred to in Clause 2.2;

3.2.3                        19 shall:

(a)                                  deliver to Mr. Beckham, Mrs. Beckham and the Company counterparts of this Agreement duly executed by it;

(b)                                 deliver to the Company a cheque in the sum of £331, being the amount payable by it for the subscription of Shares referred to in Clause 2.3;

3.2.4                        the Company shall:

(a)                                  procure that a meeting of the Board is held to approve:

(i)                                     this Agreement and all other documents referred to in this Agreement;

(ii)                                  subject to the receipt of the relevant subscription monies, the issue and allotment of new A and B Shares as required pursuant to the terms of this Agreement;

(iii)                               the other matters set out in the Completion Board Meeting Minutes;

(b)                                 deliver to Mr Beckham, Mrs Beckham and 19 counterparts of this Agreement duly executed by it;

(c)                                  deliver to each of Mr Beckham, Mrs Beckham and 19 share certificates in respect of the Shares subscribed for by each of them pursuant to Clause 2; and

(d)                                 enter the names of Mr Beckham, Mrs Beckham and 19 in the register of members of the Company as the holder of the Shares to be issued to them on Completion.

4.                                      Projects

4.1                                 19 and the Company shall use all reasonable endeavours to identify Potential Projects and shall liaise with all appropriate third parties to negotiate the commercial terms of such Potential Projects. Mr Beckham and Mrs Beckham may also identify and suggest Potential Projects to the Company and shall notify the B Director as soon as reasonably practicable upon becoming aware of any proposed Potential Project suggested by any third party.

4.2                                 If any of the parties to this Agreement identify or otherwise become aware of any Potential Project then that party shall as soon as reasonably practicable prepare a summary of the main terms of such Potential Project and shall circulate such summary to each of the Directors. The terms of all new Potential Projects shall be discussed by the Directors at the next scheduled Board meeting save that any Director may convene a Board meeting to discuss any Potential Project in the event of urgency by giving such notice as may be reasonable in the circumstances of such meeting to each of the other Directors.

4.3                                 Any Director may request such additional information in respect of any Potential Project as they may reasonably require to assist them in deciding whether to approve the Potential Project and if such additional information is required then the Company and/or the party who originally identified or became aware of the Potential Project will use all reasonable endeavours to provide such information as soon as practicable. If any further information is requested at or following the initial Board meeting then a further Board meeting will be called as soon as reasonably practicable after any further information has been distributed to the Directors for the purposes of discussing such information and making a final decision on the Potential Project.

4.4                                 A Potential Project will only be approved by the Board (and become an “Agreed Project” for the purposes of this agreement) if:

4.4.1                        at least one A Director and one B Director approve its terms; and

4.4.2                        if the Potential Project will involve the sole endorsement of Mr Beckham then he approves the Potential Project; and

4.4.3                        if the Potential Project will involve the sole endorsement of Mrs Beckham then she approves the Potential Project.

4.5                                 It is hereby agreed that all key decisions in respect of any Agreed Project which involves:

4.5.1                        the sole endorsement of Mr Beckham must be approved by Mr Beckham; and

4.5.2                        the sole endorsement of Mrs Beckham must be approved by Mrs Beckham,

provided always that such approvals are not unreasonably withheld or delayed.

4.6                                 Mr Beckham and Mrs Beckham hereby undertake to the Company and 19 that they shall not without the prior written consent of each of the Company and 19 during the Exclusive Period either on their own account or through or in conjunction or association with or by arrangement with or on behalf of any other person and whether directly or indirectly pursue or take any action or enter into any agreement or arrangements to pursue any Potential Project (whether or not such Potential Project is rejected by the parties in accordance with the preceding provisions of this Clause 4) other than in conjunction with the Company and in accordance with the terms of this Agreement.

5.                                      Services

5.1                                 19 hereby undertakes to the Company and each of the Shareholders that it will provide to the Company the services set out in Schedule 4 and otherwise comply with the provisions of Schedule 4.

5.2                                 Mr Beckham hereby undertakes to the Company each of the Shareholders that he will provide to the Company the services set out in Schedule 5 and otherwise comply with the provisions of Schedule 5.

5.3                                 Mrs Beckham hereby undertakes to the Company each of the Shareholders that she will provide to the Company the services set out in Schedule 6 and otherwise comply with the provisions of Schedule 6.

6.                                      Directors

6.1                                 In accordance with the Articles but subject to the remaining provisions of this Clause 6, for so long as any A Shareholder is registered as the owner of 30% or more of the Company’s issued share capital, such A Shareholder may appoint one person as an A Director and shall be entitled at any time to remove or substitute any A Director so appointed by delivering written notice to the Company at its registered office. If for any reason an A Director resigns or is removed in accordance with the Articles and this Agreement or otherwise ceases to be a Director, then the A Shareholder who appointed such A Director shall (and shall be entitled to), for so long as they continue to be registered as the holder of 30% or more of the Company’s issued share capital, appoint another person as an A Director.

6.2                                 In accordance with the Articles but subject to the remaining provisions of this Clause 6, the holders of a majority of the issued B Shares may appoint one person as a B Director and shall be entitled at any time to remove or substitute any B Director so appointed by delivering written notice to the Company at its registered office. If for any reason a B Director resigns or is removed in accordance with the Articles and this Agreement or otherwise ceases to be a Director, the holders of the majority of the issued B Shares shall (and shall be entitled to) appoint another person as a B Director.

6.3                                 The chairman of the Board shall be any one of the A Directors. If the chairman of the Board is not present at any Board meeting then for the purposes of that meeting the chairman shall be any other A Director present at the meeting. The chairman shall not have a casting vote at any Board meeting.

6.4                                 Unless and until otherwise agreed in writing by the parties the number of Directors (other than alternate Directors) shall be three and the Board shall be comprised of a maximum of two A Directors and one B Director. The first A Directors shall be Mr Beckham and Mrs Beckham and the first B Director shall be Simon Fuller.

6.5                                 Mr Beckham, Mrs Beckham and 19 hereby agree that it is their intention that for so long as they or any of their Permitted Transferees remain Shareholders that the A Directors and B Directors should remain the persons named in Clause 6.4 and that they will use all reasonable endeavours to procure (so far as they are legally able) that such persons shall remain Directors of the Company for so long as they or any of their Permitted Transferees remain Shareholders.

6.6                                 If, notwithstanding Clause 6.5, it becomes necessary for any A and/or B Shareholder to replace any Director appointed by them then the identity of any new Director appointed by Shareholders of a particular class shall be subject to the prior written approval of the Director(s) appointed by Shareholders holding Shares of a different class (such approval not to be unreasonably withheld or delayed) who may request such details about the proposed new Director as they may reasonably require to enable them to make a decision as to their identity. Each of the Shareholders agrees to consult fully with the other Shareholders prior to reaching any decision to appoint or remove any Director pursuant to this Clause 6.

6.7                                 Save as otherwise provided in this Agreement, each Shareholder shall and shall procure that any new Director appointed by them pursuant to this Clause 6 shall (to the extent in each case not inconsistent with his fiduciary duties as Director) so act and vote in relation to the affairs of the Company as to ensure in so far as he is able that he and the Company comply with the terms of this Agreement.

6.8                                 If a Shareholder removes a Director in accordance with its rights to do so under this Agreement and/or the Articles, it shall be responsible for and shall indemnify the other Shareholders and the Company against any and all claims by such Director for unfair or wrongful dismissal or other compensation arising out of such removal and against any losses, costs or expenses suffered or reasonably incurred as a result of that removal.

6.9                                 Each of the A and B Directors will be at liberty from time to time to make such disclosure to the holders of A Shares (in the case of A Directors) and the holders of B Shares (in the case of B Directors) in relation to the Business or affairs of the Company as they think fit.

7.                                      Directors’ Proceedings

7.1                                 The quorum necessary for the transaction of business of the Directors at a meeting of the Board shall be two Directors of which at least one must be an A Director and one must be a B Director. If any meeting of the Board is inquorate then it will be adjourned for the consideration of the same business until the same time on the same day at the same place the next following week when any Director(s) present will constitute a quorum.

7.2                                 Subject always to the provisions of Clause 4, no resolution may be approved at any Board meeting or any meeting of any committee of the Board unless at least one A Director and the B Director vote in favour of the resolution.

7.3                                 Each of the Shareholders undertakes to each of the other Shareholders and the Company that it shall exercise all its powers in relation to the Company so as to procure (insofar as it is legally able) that during the term of this Agreement meetings of the Board shall be convened at regular intervals not exceeding four months and that except in the case of an emergency no less than five Business Days’ written notice is given to each of the Directors, such notice to be accompanied by an agenda specifying the business to be transacted together with copies of any documents to be tabled at the meeting (or, if such copies are not available, with details of such documents then available).

7.4                                 Subject to the terms of this Agreement and any shareholder consent required by law, the Board shall in its absolute discretion have the right to:

7.4.1                        decide the management and day to day operation of the Business;

7.4.2                        decide the general policy and strategy of the Company in carrying out the Business; and

7.4.3                        appoint and dismiss any employees of the Company from time to time.

7.5                                 Each of the Shareholders undertakes to the others that they shall procure that any Director appointed by them immediately notifies each other Director and each Shareholder upon the Company or any member of the Group or any of the Directors being aware of any threatened or instituted litigation, arbitration or administrative proceedings or claim adversely affecting the Company or any member of the Group or any offer or negotiations relating to or likely to lead to a sale of the Company or an offer for a sale of the Company.

8.                                      Reserved Matters

8.1                                 Save with the prior written consent of each of the Shareholders:

8.1.1                        the Company and the members of the Group shall not conduct any business other than the Business;

8.1.2                        no alteration shall be made to the memorandum of association or Articles of the Company or the rights attaching to any Shares in the Company;

8.1.3                        no resolution shall be passed for the winding-up or dissolution of the Company nor shall any of the Parties present or cause to be presented any petition for the winding-up, dissolution or administration of the Company (unless in either case the Company shall have become insolvent);

8.1.4                        no alterations shall be made to the Company’s name;

8.1.5                        no resolution of the Company shall be passed to create, allot or issue any shares in the Company which have not been created, allotted or issued at the date of this Agreement or to create options in respect of any such shares or to purchase, redeem or otherwise reorganise the Company’s share or loan capital;

8.1.6                        the Company shall not issue any debenture or loan stock (whether secured or unsecured) or create any Encumbrance over all or any part of its undertaking or assets;

8.1.7                        apply for the admission of any Shares to any recognised investment exchange (as that term is defined in section 285 of the Financial Services and Markets Act 2000) or enter into negotiations to effect a sale of the whole or substantially the whole of the undertaking, business and assets of the Company;

8.1.8                        no alteration shall be made to the Company’s accounting reference date;

8.1.9                        the Company shall not participate in, or terminate any participation in, any partnership or joint venture nor form any subsidiary or acquire shares in any company;

8.1.10                  the Company shall not do any of the following:

8.1.10.1                            incur any Borrowings or factor or discount or assign any book debts of the Company in aggregate in excess of £50,000;

8.1.10.2                            make any loan or advance or otherwise give credit (other than credit given in the normal course of the Company’s business) to any person, except for the purpose of making deposits with its bankers;

8.1.10.3                            give any guarantee, bond or indemnity in respect of or to secure the liabilities or obligations of any person (other than a wholly owned subsidiary of the Company);

8.1.10.4                            enter into or make any material change to any contract or transaction with any of the parties hereto or their respective subsidiaries or holding companies of any of the parties hereto;

8.1.10.5                            enter into or make any material change to or terminate any contract of employment with any director of the Company (whatever his title or job description); enter into any contract of employment with or for the provision of services to the Company by any specified individual which cannot be terminated on less than 12 months’ notice, without payment of compensation;

8.1.10.6                            introduce any executive or employee stock or share option or profit sharing or bonus scheme of any nature;

8.1.10.7                            change the Auditors of the Company;

8.1.10.8                            effect any significant change in the accounting principles and practices for the time being adopted by the Company;

8.1.10.9                            begin or settle any legal or arbitration proceedings (other than routine debt collection);

8.1.10.10                      incur expenditure exceeding £25,000 on capital account;

8.1.10.11                      prepay any loan;

8.1.10.12                      create or redeem any mortgage, charge, debenture or other security;

8.1.10.13                      enter into any agreement which cannot be terminated by the Company without penalty within 12 months of its commencement;

8.1.10.14                      enter into any abnormal or unusual contract or commitment, including any which:

•             is outside the ordinary course of business;

•             is unlikely to be profitable;

•             is of a long-term nature;

•             would have extended payment terms; or

•             would involve a total outlay over the term of the contract in excess of £50,000;

8.1.10.15                      make any claim, disclaimer, surrender, election or consent for tax purposes;

8.1.10.16                      grant any lease or third party rights in respect of the Company’s property other than to a member of the Group in connection with furtherance of the Company in the normal course;

8.1.10.17                      enter into any Lease Arrangement in respect of any equipment which would result in a cost to the Company in excess of in aggregate £10,000 per financial period;

8.1.10.18                      transfer or dispose of the Business or any material part of the Business or any of the Company’s property other than to a member of the Group;

8.1.10.19                      remove any Director from office other than as permitted by and in accordance with this Agreement or vary the terms of any Director’s or senior employee’s terms of employment or pay any director’s fees or bonuses (including employees bonuses);

8.1.10.20                      create any interest over the Company’s property (including a security interest) save in the normal course;

8.1.10.21                      assign, licence, transfer, dispose of or create any security interest over, or otherwise deal with any of the Company’s intellectual property except in the ordinary course of business other than to a member of the Group in connection with furtherance of the Company in the normal course;

8.1.10.22                      apply for registration of any intellectual property except in the ordinary course of business;

8.1.10.23                      allow any registration of intellectual property except in the ordinary course of business to lapse or be cancelled;

8.1.10.24                      accept any restrictions on the use of the Company’s intellectual property except in the ordinary course of business;

8.1.10.25                      instigate or settle any litigation or arbitration proceedings concerning the Company when the amount claimed exceeds £10,000; or

References in this Clause 8 to “Company” shall include a separate and additional reference to each member of the Group and the Company shall procure, so far as it is able, that the restrictions imposed on members of the Group shall be observed by each of them.

9.                                      Conduct of the Company’s Affairs

9.1                                 Unless otherwise agreed between all the Shareholders in writing or except as expressly provided in this Agreement each of the Shareholders hereby undertakes to the others that it shall exercise its powers in relation to the Company, including but not limited to any influence it may have over any Director appointed by them pursuant to this Agreement and/or the Articles, to procure (insofar as they are legally able) and the Company undertakes to the Shareholders (insofar as it is legally able) to procure that it will:

9.1.1                        provide all Shareholders with monthly management accounts within 10 Business Days of the end of each month;

9.1.2                        have all cheques signed by two nominated signatories, one of whom shall be from time to time nominated by a majority of the A Shareholders and one of whom shall be from time to time nominated by a majority of the B Shareholders (and the Shareholders agree that any signatory from time to time nominated by them shall be based in or around London, that they shall provide full contact details for such signatory and that such signatory shall make themselves available to sign all necessary cheques at all reasonable times upon reasonable notice);

9.1.3                        keep books of account and true and complete records of all its dealings and transactions and ensure that the books of the Company are written up at regular intervals;

9.1.4                        prepare its accounts on an historical cost basis and adopt such accounting policies as from time to time are generally accepted in England and Wales;

9.1.5                        transact all its business on arm’s length terms;

9.1.6                        maintain with a well established and reputable insurer adequate insurance for the full replacement value of its assets against all risks usually insured by companies carrying on a similar business;

9.1.7                        not pass at any general meeting any resolution to dismiss any Director of the Company;

9.1.8                        keep each Shareholder informed of the progress of the Business and furnish each Shareholder to such extent (and in such form and detail) as it may from time to time reasonably require, with particulars of any matters concerned with and arising out of the activities of the Company and/or the Group;

9.1.9                        at the cost of the Company, prepare and deliver to each Shareholder:

9.1.9.1                                  except in the case of an emergency at least 5 Business Days prior written notice (including an agenda) of all meetings of the Board;

9.1.9.2                                  within 14 Business Days of a Board meeting being held, the minutes of such meeting;

9.1.9.3                                  within seven Business Days of any request by either Shareholder, any

9.1.9.4                                  the annual reports and audited consolidated accounts of the Company and the Group, together with any management letters in respect thereof, forthwith upon the same becoming available and, in any event, not later than 120 days following the end of the financial period to which they relate.

9.2                                 In the event of any breach of the provisions of Clause 9.1.9 and upon giving prior written notice to the Company, each Shareholder or Director appointed by such Shareholder shall be entitled to appoint a firm of accountants at the Company’s expense to examine the books and accounting records of the Company and the Group and to produce such accounts and other information as such Shareholder shall request and the Company will provide and will procure that each other Shareholder of the Company and the Group provides all information requested for such purpose, together with full and unrestricted access to all relevant books, records and personnel of the Company and the Group at reasonable times and upon reasonable notice.

10.                               Disposal or Charging of Shares

Save with the prior written consent of each of the other Shareholders, no Shareholder shall create or permit or agree to create or permit to subsist any Encumbrance over or dispose of any legal or beneficial interest in all or any of the Shares held by it (otherwise than by a transfer of such Shares in accordance with the provisions of this Agreement and the Articles). Any person who is not a party to this Agreement in whose favour any such Encumbrance is created or permitted to subsist or to whom such interest is disposed of shall be required to enter into a Deed of Adherence in the form set out in Schedule 1 signifying his consent to be bound by the duties obligations and limitations affecting the Shares as set out in this Agreement.

11.                               Transfer of Shares

11.1                           Save for any Permitted Transfer and except as permitted by this Agreement and the Articles or with the prior written consent of each of the other parties to this Agreement, no Shareholder may transfer any Shares in the Company until the date three years after the date of this Agreement.

11.2                           After the expiry of the period referred to in Clause 11.1 the rights of the Shareholders to transfer any Shares or any interest in Shares shall be in accordance with the provisions of the Articles and subject always to the terms of this Agreement.

11.3                           In the event of any sale or transfer by any of the parties to this Agreement (other than the Company) of their Shares in the Company to any person who is not a party to this Agreement it shall be a condition of such sale or transfer that prior to the same being effected the purchaser or transferee shall have agreed to be bound by the terms and conditions of this Agreement by the executing a Deed of Adherence in the form set out in Schedule 1. Where any Shares are issued to any person not a party to this Agreement, it shall be a condition of such issue that prior to the same being issued such person shall have agreed to be bound by the terms and conditions of this Agreement by executing a Deed of Adherence in the form set out in Schedule 1 and any agreement relating to such issue or an agreement to issue Shares in the future shall contain an identical obligation and confer a right upon such person to call for the right to execute the Deed of Adherence. Subject to the provisions of Clause 18 and save as other wise provided in this Agreement, upon any of the parties to this Agreement ceasing to be a Shareholder, such person shall cease to be bound by the provisions of this Agreement (other than any rights or obligations which have accrued prior to the date of them so ceasing to be a Shareholder) provided that such person has complied with the provisions of this clause 11.3.

12.                               Option

12.1                           In consideration of the mutual covenants and agreements set out in this Agreement, it is hereby agreed that provided Mr Beckham and Mrs Beckham shall together hold 66% or more of the Company’s issued share capital at the relevant time, they shall have the option (“the Option”) exercisable at any time during the Option Period, to require 19 to sell all (but not some only) of any Shares registered in its name at the relevant time (“the Option Shares”) to Mr and/or Mrs Beckham in equal shares or as they may otherwise nominate. This Option may be exercised by each of Mr and Mrs Beckham signing and serving a written notice (“an Option Notice”) on 19 in accordance with the provisions of this Clause 12.

12.2                           An Option Notice may be served by Mr and Mrs Beckham at any time during the Option Period. If no Option Notice is received by 19 by the end of the Option Period then the Option shall lapse.

12.3                           The price payable by Mr and Mrs Beckham for the Option Shares upon an exercise of the Option (“the Price”) shall be either the price agreed between them and 19, or failing such agreement within 15 Business Days of receipt by 19 of an Option Notice, the fair value (“the Fair Value”) of the Option Shares on the date on which the Option Notice is served, as determined in accordance with the remaining provisions of this Clause 12.

12.4                           If the Price cannot be agreed between Mr and Mrs Beckham and 19 within 15 Business Days of receipt by 19 of an Option Notice then the parties shall appoint an independent firm of chartered accountants (“the Valuer”) to determine the Fair Value of the Option Shares. The identity of the Valuer shall be agreed by Mrs and Mrs Beckham and 19 or in the absence of agreement within 10 Business Days after the expiry of the 15 Business Day period mentioned above then such firm of independent chartered accountants as may be nominated by the President for the time being of the Institute of Chartered

Accountants in England and Wales on the application of any party. The Valuer must, in determining the Fair Value of the Option Shares, value the Option Shares as on an arm’s length sale between a willing seller and a willing buyer, and make the following assumptions:

12.4.1                  if the Company is then carrying on business as a going concern, that it will continue to do so and that the Company will continue to undertake Agreed Projects in a similar manner and to a similar extent to that which has applied prior to the date of valuation and that historic rates of growth will be capable of being achieved in the future;

12.4.2                  that the Option Shares are capable of being transferred without restriction; and

12.4.3                  that the value of the Option Shares is directly proportionate to the total value of all the issued Shares of the Company with no discounting to reflect the fact that they represent a minority of the issued Shares or to reflect the fact that 19 may cease to provide services (whether pursuant to this Agreement or otherwise) to the Company in the future.

12.5                           The parties shall each use all reasonable endeavours to procure that the Valuer serves written notice on each of them of the Fair Value as soon as reasonably practicable. The costs of the Valuer shall be borne solely by Mr and Mrs Beckham.

12.6                           If the parties agree the Price without reference to the Valuer then the parties must complete the sale and purchase of the Option Shares on the fifth Business Day after such Price is agreed (or such other date as the parties may agree in writing). If the Price is determined by the Valuer in accordance with the preceding provisions of this Clause 12 then the parties must complete the sale and purchase of the Option Shares on the fifth Business Day after receipt by them of the Valuer’s determination of the Fair Value (Or such other date as the parties may agree in writing).

12.7                           Completion of the sale and purchase of the Option Shares shall take place at the registered office of the Company (or at such other place as may be agreed by the parties in writing) at 12 noon on the completion date determined in accordance with Clause 12.6 when:

12.7.1                  19 shall deliver to Mr and Mrs Beckham:

(a)                                  duly executed transfers in respect of the Option Shares registered in its name in favour of Mr and/or Mrs Beckham (or any third party as they may nominate) accompanied by the relevant share certificate(s) in relation to the Option Shares or an indemnity in respect of any lost certificates; and

(b)                                 such other deeds and documents (if any) as may be necessary to transfer to Mr and/or Mrs Beckham, or any third party as Mr and Mrs Beckham may nominate, the beneficial ownership of the Option Shares free from all Encumbrances.

12.7.2                  Mr and Mrs Beckham shall arrange for a sum equal to the Price to be telegraphically transferred to such account as 19 may nominate in writing.

12.8                           If any of the provisions of Clause 12.7 of this Agreement are not complied with on the appropriate date for completion of the transfer of the Option Shares then the party not in default may (without prejudice to his or their other rights and remedies):

12.8.1                  defer Completion to a date not more than 28 days after such date (as so that the provisions of this Clause 12.8 shall apply to completion so deferred); or

12.8.2                  proceed to Completion so far as practicable (without prejudice to their rights hereunder).

13.                               Intellectual Property Rights

The Shareholders shall ensure that the Company shall own all Intellectual Property Rights which may exist in the name, trademark and logo adopted for use by the Company. Any name, trademark or logo owned by any of the Shareholders (or any of their associated companies) prior to the date hereof shall remain the property of such Shareholder.

14.                               Dividend Policy

If in any accounting period the Company has profits available for distribution, the Company (so far as it is legally able) and each of the Shareholders shall procure that those profits are applied in the following order of priority:

14.1                           providing working capital to finance the continuing operations and internal growth of the Company;

14.2                           transfers to reserves consistent with the normal commercial requirements of businesses similar to that carried on by the Company; and

14.3                           the payment of cash dividends of at least fifty per cent (50%) of the balance of such profits available for distribution.

15.                               Future Actions

15.1                           The Shareholders agree to take all reasonable measures and steps within their power to:

15.1.1                  fulfil the terms of this Agreement;

15.1.2                  procure that the Company shall fulfil the terms of this Agreement; and

15.1.3                  promote the Business.

15.2                           The Shareholders agree, as between themselves, that they shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions and shall otherwise exercise all powers and rights available to them in order to give effect to the provisions of this Agreement, including where appropriate the carrying into effect of the terms as if they were embodied in the Company’s memorandum of association and/or Articles.

15.3                           The Shareholders agree, as between themselves, that, if any provisions of the Memorandum of Association of the Company and/or the Articles at any time conflict with any provisions of this Agreement, the provisions of this Agreement shall prevail and the Shareholders shall exercise all powers and rights available to them to procure the amendment of the memorandum of association and/or the

15.4                           Each of the parties shall, and shall use their respective reasonable endeavours to procure that any necessary third parties shall, do, execute and perform all such further deeds, documents, assurances, acts and things as any of the parties to this Agreement may reasonably require by notice in writing to the others to carry the provisions of this Agreement and the Articles into full force and effect.

16.                               Further Funding

The Shareholders intend that they should participate in any further equity or debt financing (other than as already referred to in this Agreement) in proportion to their holdings of the issued share capital of the Company at the time of such financing but nothing in this Agreement shall impose any obligation on any Shareholder to provide any equity or debt finance other than as already referred to in this Agreement.

17.                               Confidentiality

17.1                           Each of the Shareholders shall at all times use its best endeavours to keep confidential and not use in any manner not authorised any confidential information which it or they may acquire in relation to the Company and the Group or the Business of the Company or the Shareholders except as required in accordance with an order of a court of competent jurisdiction or any competent regulatory or governmental body or securities exchange in any relevant jurisdiction. This obligation of confidentiality and non-use shall not extend to information which (a) the relevant Shareholder has itself generated independently of and without relation to the Company or the Company’s business (unless covered by a separate obligation of confidentiality to the Company); (b) is in the public domain through no breach of this Agreement; or (c) is learned from a separate source of information without obligation of confidentiality to the Company or any of its subsidiaries.

17.2                           The Shareholders shall procure that the Company shall, and shall procure that the Group shall, use all reasonable endeavours to ensure that the officers, employees and agents of each of them shall observe a similar obligation of confidentiality and non-use as the Shareholders pursuant to this Agreement.

17.3                           A Shareholder shall not be in breach of the provisions of this Agreement by virtue of any Director appointed by a Shareholder disclosing to that Shareholder any information he properly receives as a Director of the Company, or any member of the Group, in order that the Shareholder can monitor its investment.

17.4                           The obligations of each of the Shareholders contained in Clause 17 shall continue without limit in point of time but shall cease to apply to information once it is in the public domain.

17.5                           For the purpose of this clause 17, the expression “Shareholders” shall include the subsidiary companies of any Shareholder and any other company controlled by that Shareholder and the employees or agents of that Shareholder and of such subsidiary or controlled companies.

18.                               Announcements

Save as may be required by law or any regulatory authority, no announcement, communication or circular in connection with the subject matter of this Agreement shall be made by or on behalf of the parties to this Agreement without the prior written approval of the other or others (such approval not to be unreasonably withheld or delayed).

19.                               Duration

19.1                           This Agreement shall commence on the date of this Agreement and, subject to Clause 19.2 and the other provisions of this Agreement, shall continue to bind each Shareholder until such time as such Shareholder ceases to hold any Shares in the Company. This clause is without prejudice to any rights of the other parties to this Agreement which shall have accrued prior to such date and nothing in this Agreement shall affect any liabilities and financial obligations owed to the Company by the Shareholder which have accrued prior to the disposal of that Shareholder’s Shares.

19.2                           Notwithstanding Clause 19.1 or any other provision of this Agreement, the provisions of Clauses 17, 18 and 22 shall continue to bind any party to this Agreement who ceases to hold any Shares and further the provisions of Schedules 5 shall continue to bind Mr Beckham for the periods set out in Schedule 5 and the provisions of Schedule 6 shall continue to bind Mrs Beckham for the periods set out in Schedule 6.

20.                               General

20.1                           This Agreement shall be capable of being amended only by a written document executed by all the Shareholders at the relevant time and the Company.

20.2                           Nothing in this Agreement shall be deemed to constitute a partnership between the Shareholders (or any of them) nor constitute any of the Shareholders, the agent of or any other Shareholder or otherwise entitle any Shareholder to have authority to bind any other Shareholder for any purpose.

20.3                           Each of the parties shall bear and pay its own legal, accountancy and other fees and expenses incurred in and incidental to the preparation and implementation of this Agreement.

20.4                           This Agreement shall be binding upon and enure for the benefit of the successors-in-title and permitted assignees of the parties to this Agreement but more of the Shareholders shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the other Shareholders and without the proposed assignee having first executed a Deed of Adherence in the form set out in Schedule 1.

20.5                           No failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver of such right or remedy and no waiver by either Shareholder of any breach or non-fulfilment by any other Shareholder of any provision of this Agreement shall be deemed to be a waiver of any subsequent or other breach of that or any other provision hereof and no single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of the Shareholders provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

20.6                           Save for any person who enters into a Deed of Adherence upon acquiring any Shares in accordance with the provisions of this Agreement, the parties agree that the provisions of this Agreement are personal to them and are not intended to confer any rights of enforcement on any third party. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement or any of its provisions.

20.7                           If any of the provisions of this Agreement is found by a court or other competent authority to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect. Notwithstanding the foregoing, the Shareholders shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be void or unenforceable.

20.8                           This Agreement (together with all agreements and documents executed contemporaneously with or contemplated by it) constitutes the entire agreement between the Shareholders in relation to the subject matter of it and supersedes all prior agreements and understandings whether oral or written with respect to it.

20.9                           This Agreement may be executed in any number of counterparts or duplicates, either in person or by transmitting a signature by facsimile, and each such counterpart or duplicate shall be an original, but the counterparts or duplicates shall together constitute one and the same agreement.

20.10                     The Company is excluded from any obligation contained in this Agreement to the extent that such obligation would constitute an unlawful fetter on the Company’s statutory powers.

21.                               Notices

21.1                           Any notice or other document to be served under the Agreement may be delivered or sent by hand or first class recorded delivery post to the party to be served at its address or fax number appearing in this Agreement or at such other address or fax number as it may notify to the other parties from time to time,

21.2                           Any notice or document shall be deemed to have been served if delivered by hand, at the time of delivery if delivered between 10.00am and 5.00pm on any Business Day and in any other case at 10.00 am on the Business Day following the date of delivery or if posted, at 10.00 am on the second Business Day after it was put into the post.

21.3                           In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid recorded delivery letter.

22.                               Law and Jurisdiction

22.1                           This Agreement shall be governed by, and construed in all respects in accordance with English law.

22.2                           In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement (“proceedings”) each of the Shareholders irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to proceedings in those courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.

IN WITNESS whereof the parties have executed this Deed the day and year first above written.

SCHEDULE 1

Deed of Adherence

THIS DEED OF ADHERENCE is made the            day of            20       by of (hereinafter called “the Covenantor”)

SUPPLEMENTAL to a Shareholders Agreement dated the            day of            2004 and made between (1) David Beckham, (2) Victoria Beckham, (3) 19 Merchandising Limited and (4) Beckham Brand Limited (the “Shareholders Agreement”).

WITNESSETH as follows:

1.                                       The Covenantor hereby confirms that [he] [it] has been supplied with a copy of the Shareholders Agreement and hereby covenants with each of the parties thereto from time to time to observe perform and be bound by all the terms of the Shareholders Agreement which are capable of applying to the Covenantor and which have not been performed at the date hereof to the intent and effect that the Covenantor shall be deemed with effect from the date on which the Covenantor is registered as a member of the Company to be a party to the Shareholders Agreement and to be [an] [a] [A] [B] Shareholder (as defined in the Shareholders Agreement).

2.                                       This Deed shall be governed by and construed in accordance with the laws of England.

EXECUTED as a deed the day and year first before written

SCHEDULE 2

Details of the Company

Name:	Beckham Brand Limited

Company Number:	5133956

Registered Office:	33 Ransomes Dock, 35-37 Parkgate Road, London SW11 4NP

Sole Director:	Simon Fuller

Company Secretary:	Paul Bedford

Authorised Share Capital:	£1,000

Issued Share Capital:	£2

Shareholders:	Name	No of ordinary shares of £1.00 each

	19 Merchandising Limited	2

Outstanding Charges Registered at Companies House:	None

SCHEDULE 3

Allocation of Shares

Mr Beckham	333 A Shares

Mrs Beckham	333 A Shares

19	333 B Shares

SCHEDULE 4

Services to be Provided by 19

1.                                       19 shall during the Exclusive Period undertake or provide to the Company the following services without charge to the Company:

(a)                                  business affairs services;

(b)                                 bookkeeping services;

(c)                                  the negotiation of all agreements between the Company and third parties in relation to Agreed Projects;

(d)                                 the Supervision of all delivery requirements of the Company pursuant to agreements with third parties in relation to Agreed Projects;

(e)                                  liaising with all sponsors or suppliers in relation to Agreed Projects;

(f)                                    advising the Company on all Potential Projects; and

(g)                                 overseeing quality control of images, products and services in relation to Agreed Projects.

SCHEDULE 5

Services to be Provided by Mr Beckham

1.                                       Mr Beckham shall during the Exclusive Period provide to the Company on an exclusive basis from time to time upon request his services for the purpose of performing any functions which may reasonably be required by the Company in connection with any Agreed Project and such services shall include (but not be limited to) using all reasonable endeavours to promote and endorse any merchandise, products, services or skills which form part of or are related to any Agreed Project including personal appearances at launches, press conferences and meet and greet sessions and being filmed and/or photographed for advertising and promotional materials related to the Agreed Projects (“the DB Services”).

2.                                       Mr Beckham hereby agrees that he shall at all times execute and do all such acts, matters, documents and things as may be necessary or reasonably required by the Company and/or 19 to allow the Company to fulfil its obligations to any third parties pursuant to any agreements entered into by the Company with such third parties (whether or not such obligations arise during or after the Exclusive Period) and agrees generally to use his best endeavours to procure that the Company is able to observe and perform all of its obligations under the terms of any agreement it may enter into with any third party in connection with any Agreed Project and will indemnify the Company upon demand in respect of any loss, damage, cost or expense it may suffer as a result of his failure so to perform.

3.                                       Mr Beckham hereby agrees that he shall not at any time during or after the Exclusive Period directly or indirectly endorse, promote or publicise any product, process or thing whatsoever nor enter into any agreement with any third party to do the same or carry out any other activities which may result in a breach of the terms of any agreement entered into by the Company with any third parties in respect of any Agreed Project.

4.                                       Mr Beckham hereby undertakes to and covenants with the Company and 19 that he shall not, without their prior written consent, at any time during the Exclusive Period and for a period of two years thereafter either alone or jointly with, through or on behalf of (whether as director, partner, shareholder, consultant, manager, employee or agent) any person, directly or indirectly carry on or be engaged, concerned, or interested in carrying on any activities in the United Kingdom or any other part of the world where such activities would or might compete with or adversely affect the conduct or outcome of any Agreed Projects being undertaken by the Company at the relevant time.

5.                                       Mr Beckham hereby agrees that when providing the DB Services to the Company under this agreement he shall provide them faithfully and diligently in such manner and at such times, dates and locations as the Company may reasonably direct and to the best of his skill and ability and shall at all times observe and comply with any reasonable directions given by the Company in connection with any Agreed Project.

6.                                       It is hereby acknowledged that no fee shall be payable to Mr Beckham by the Company in connection with the provision of the DB Services.

7.                                       It is agreed that the Company will pay or reimburse Mr Beckham for all out of pocket expenses (including any travelling expenses) reasonably and properly incurred in carrying out the DB Services which are notified in advance to the Company and approved by at least one A Director and the B Director provided Mr Beckham provides appropriate receipts or other proof of payment in respect of such expenses.

8.                                       In consideration of the payment by the Company to Mr Beckham of the sum of £1.00 (receipt of which is hereby acknowledged) Mr Beckham hereby assigns to the Company absolutely with full title guarantee all future Intellectual Property Rights which may be created or arise from the provision of the DB Services under this Agreement (“the DB Intellectual Rights”) with effect from the date of the creation of the relevant DB Intellectual Property Rights.

9.                                       Mr Beckham hereby agrees to execute and do all such acts, matters, documents and things as may be necessary or reasonably required by the Company or 19 to obtain any protection of the DB Intellectual Property Rights and to vest in the Company title to such rights in, or relating to, the DB Intellectual Property Rights and agree that the Company may effect and be responsible for the registration and other protection of such rights as it thinks fit.

10.                                 Mr Beckham hereby irrevocably and unconditionally grants for the benefit of the Company and its successors in title all consents required pursuant to the Copyright Designs and Patents Act 1988 (as amended) and waives in relation to any Agreed Projects for which he may provide Services any so-called “moral rights” he now has or may acquire in the future in relation to those Agreed Projects.

11.                                 Mr Beckham hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving the Company the full benefit of Paragraphs 8 to 10 of this Schedule 5. In favour of any third party a certificate in writing signed by any Directors or the secretary of the Company that any instrument or act falls within the authority conferred by this Clause shall be conclusive evidence that such is the case.

SCHEDULE 6

Services to be Provided by Mrs Beckham

1.                                       Mrs Beckham shall during the Exclusive Period provide to the Company on an exclusive basis from time to time upon request her services for the purpose of performing any functions which may reasonably be required by the Company in connection with any Agreed Project and such services shall include (but not be limited to) using all reasonable endeavours to promote and endorse any merchandise, products, services or skills which form part of or are related to any Agreed Project including personal appearances at launches, press conferences and meet and greet sessions and being filmed and/or photographed for advertising and promotional materials related to the Agreed Projects (“the VB Services”).

2.                                       Mrs Beckham hereby agrees that she shall at all times execute and do all such acts, matters, documents and things as may be necessary or reasonably required by the Company and/or 19 to allow the Company to fulfil its obligations to any third parties pursuant to any agreements entered into by the Company with such third parties (whether or not such obligations arise during or after the Exclusive Period) and agrees generally to use her best endeavours to procure that the Company is able to observe and perform all of its obligations under the terms of any agreement it may enter into with any third party in connection with any Agreed Project and will indemnify the Company upon demand in respect of any loss, damage, cost or expense it may suffer as a result of her failure so to perform.

3.                                       Mrs Beckham hereby agrees that she shall not at any time during or after the Exclusive Period directly or indirectly endorse, promote or publicise any product, process or thing whatsoever nor enter into any agreement with any third party to do the same or carry out any other activities which may result in a breach of the terms of any agreement entered into by the Company with any third parties in respect of any Agreed Project.

4.                                       Mrs Beckham hereby undertakes to and covenants with the Company and 19 that she shall not, without their prior written consent, at any time during the Exclusive Period and for a period of two years thereafter either alone or jointly with, through or on behalf of (whether as director, partner, shareholder, consultant, manager, employee or agent) any person, directly or indirectly carry on or be engaged, concerned, or interested in carrying on any activities in the United Kingdom or any other part of the world where such activities would or might compete with or adversely affect the conduct or outcome of any Agreed Projects being undertaken by the Company at the relevant time.

5.                                       Mrs Beckham hereby agrees that when providing the VB Services to the Company under this agreement she shall provide them faithfully and diligently in such manner and at such times, dates and locations as the Company may reasonably direct and to the best of her skill and ability and shall at all times observe and comply with any reasonable directions given by the Company in connection with any Agreed Project.

6.                                       It is hereby acknowledged that no fee shall be payable to Mrs Beckham by the Company in connection with the provision of’ the VB Services.

7.                                       It is agreed that the Company will pay or reimburse Mrs Beckham for all out of pocket expenses (including any travelling expenses) reasonably and properly incurred in carrying out the VB Services which are notified in advance to the Company and approved by at least one A Director and the B Director provided Mrs Beckham provides appropriate receipts or other proof of payment in respect of such expenses.

8.                                       In consideration of the payment by the Company to Mrs Beckham of the sum of £1.00 (receipt of which is hereby acknowledged) Mrs Beckham hereby assigns to the Company absolutely with full title guarantee all future Intellectual Property Rights which may be created or arise from the provision of the VB Services under this Agreement (“the DB Intellectual Rights”) with effect from the date of the creation of the relevant VB Intellectual Property Rights.

9.                                       Mrs Beckham hereby agrees to execute and do all such acts, matters, documents and things as may be necessary or reasonably required by the Company or 19 to obtain any protection of the VB Intellectual Property Rights and to vest in the Company title to such rights in, or relating to, the VB Intellectual Property Rights and agree that the Company may effect and be responsible for the registration and other protection of such rights as it thinks fit.

10.                                 Mrs Beckham hereby irrevocably and unconditionally grants for the benefit of the Company and its successors in title all consents required pursuant to the Copyright Designs and Patents Act 1988 (as amended) and waives in relation to any Agreed Projects for which she may provide Services any so-called “moral rights” she now has or may acquire in the future in relation to those Agreed Projects.

11.                                 Mrs Beckham hereby irrevocably appoints the Company to be her attorney in her name and on her behalf to execute and do any such instrument or thing and generally to use her name for the purpose of giving the Company the full benefit of Paragraphs 8 to 10 of this Schedule 6. In favour of any third party a certificate in writing signed by any Directors or the secretary of the Company that any instrument or act falls within the authority conferred by this Clause shall be conclusive evidence that such is the case.

EXECUTED and DELIVERED	)
as a Deed by	)
DAVID BECKHAM	)/s/
in the presence of:	)

EXECUTED and DELIVERED	)
as a Deed by	)
VICTORIA BECKHAM	)/s/
in the presence of:	)

EXECUTED and DELIVERED	)/s/ Simon Fuller
as a Deed by	)
19 MERCHANDISING LIMITED	)/s/
in the presence of:	)

EXECUTED and DELIVERED	)
as a Deed by	)
BECKHAM BRAND LIMITED	)/s/
in the presence of:	)/s/